EXHIBIT 23

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-47605) pertaining to The Retirement and Savings Plan for Amgen Manufacturing, Limited of our report dated June 3, 2004, with respect to the financial statements and supplemental schedule of The Retirement and Savings Plan for Amgen Manufacturing, Limited included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

San Juan, Puerto Rico
June 25, 2004